SEABOARD CORPORATION
               SUPPLEMENTAL EXECUTIVE BENEFIT PLAN
        AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2001


                            ARTICLE I
                      ESTABLISHMENT OF PLAN

     Seaboard Corporation established the Seaboard Corporation Supplemental Executive Retirement Plan which plan was amended and restated effective January 1, 1998. The plan is hereby further amended and restated effective January 1, 2001 and is renamed the "Seaboard Corporation Supplemental Executive Benefit Plan."


                           ARTICLE II
                           DEFINITIONS

     The  following definitions shall apply for purposes of  this
Plan:

     "Code" means the Internal Revenue Code of 1986 as from time to time amended.

     "Company"    means   Seaboard   Corporation,   a    Delaware
corporation.

     "Eligible Employee" means, with respect to any Year, an employee of the Company or of a Subsidiary who has completed one year of service as defined for purposes of eligibility for a matching contribution under the 401(k) Plan and who meets either or both of the following qualifications: (i) has made a compensation reduction election for such year pursuant to the provisions of the Option Plan, and (ii) has received compensation for such Year that is not included as compensation under the 401(k) Plan solely on account of the limitation on the amount of compensation that can be taken into account under the 401(k) Plan for such Year under Section 401(a)(17) of the Code.

     "401(k) Plan" means the Retirement Savings Plan for Seaboard
Corporation as amended and restated effective January 1, 1999, and as amended from time to time.

     "Option" means a discretionary option to purchase Shares granted under the Option Plan but that is granted pursuant to the provisions of this Plan.

     "Option  Plan"  means  the Seaboard  Corporation  Investment
Option  Plan  established by the Company  effective  December  1,
2000, as amended from time to time.

     "Plan" means the Seaboard Corporation Supplemental Executive
Benefit Plan as set forth herein and as amended from time to time.

     "Shares" means shares of selected investments that may be purchased pursuant to Options granted under the Option Plan.

     "Subsidiary"  means  any  wholly-owned  subsidiary  of   the
Company.

     "Supplemental Amount" means an amount expressed in terms of dollars equal to the sum of (i) 3% of the amount, if any, of the reduction in the Eligible Employee's compensation elected by the Eligible Employee under the Option Plan (but only to the extent that absent such reduction election such reduced amounts would have been paid to the Eligible Employee after becoming an Eligible Employee hereunder) and (ii) 3% of the amount, if any, of the Eligible Employee's compensation received for the Year that is not included as compensation under the 401(k) Plan solely on account of the limitation on the amount of compensation that can be taken into account under the 401(k) Plan for such Year under Section 401(a)(17) of the Code (but only to the extent such excess compensation amount is paid to the Eligible Employee after becoming an Eligible Employee hereunder). In the event the 401(k) Plan is amended to change the percentage of compensation that represents the maximum matching contribution permitted under the 401(k) Plan (currently 3% of compensation), then the figure "3%" in each place it appears in the preceding sentence shall be deemed to instead be such revised percentage under the 401(k) Plan effective as of the effective date of such amendment to the 401(k) Plan.

     "Year" means a 12-month period beginning each January 1 and ending each succeeding December 31.


                           ARTICLE III
                             BENEFIT

     Except as otherwise provided herein, the Company will grant to each Eligible Employee with respect to each Year one or more Options to purchase Shares under the Option Plan. The number of Shares subject to an Option will be determined in accordance with the following formula:

          The   Supplemental  Amount  divided  by   the
          product of (i) the Fair Market Value (as defined in the Option Plan) of the Shares at the time of the Option grant and (ii) the Discount Percentage (as defined in the Option
          Plan).

      If  the  Options are granted with respect to more than  one type  of  Shares  then the above formula shall be determined  for each type of Shares with respect to the portion of the Supplemental Amount allocated to such type of Shares. Options shall be granted at such time or times as determined by the Company in its sole and absolute discretion. If an Eligible
Employee ceases to be an Eligible Employee for any reason whatsoever, including on account of the death of the Eligible Employee, then no further Options shall be granted with respect to such former Eligible Employee; provided, however, the Company may in its sole and absolute discretion grant an Option with respect to a Supplemental Amount for which an Option was not granted prior to the time the former Eligible Employee ceased to be an Eligible Employee. Options granted pursuant to this Plan shall be subject to a vesting schedule parallel to the vesting schedule under the 401(k) Plan and based upon the Eligible Employee's years of service for vesting purposes as determined under the 401(k) Plan. Except as otherwise provided herein, the terms and provisions of such Options shall be established pursuant to the provisions of the Option Plan.

      Notwithstanding the preceding provisions of this Article III, the Company may in its sole and absolute discretion with respect to any Eligible Employee for any Year pay to the Eligible Employee a cash amount equal to the Supplemental Amount, if any, in lieu of granting to the Eligible Employee one or more Options as provided above in this Article III.


                           ARTICLE IV
                         ADMINISTRATION

     This Plan shall be interpreted, construed and administered by the Company in its sole and absolute discretion and all decisions and determinations of the Company hereunder shall be binding upon all Eligible Employees and their successors and assigns.


                            ARTICLE V
                      NO EMPLOYMENT RIGHTS

     The adoption of this Plan does not give any person any right to be retained in the employ of the Company, and no rights granted under the Plan shall be construed as creating a contract of employment. The right and power of the Company to dismiss or discharge any person is expressly reserved.


                           ARTICLE VI
                    AMENDMENT AND TERMINATION

     The Company can amend or terminate the Plan at any time in its sole discretion.


                           ARTICLE VII
                          GOVERNING LAW

     The provisions of this Plan shall be governed, construed, enforced and administered in accordance with the laws of the State of Kansas.


                          ARTICLE VIII
                            HEADINGS

     The headings have been inserted for convenience only and shall not affect the meaning or interpretation of the Plan.



     IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 28th day of February, 2001, by its duly authorized officer.



                              SEABOARD CORPORATION



                              By: /s/ Robert Steer
                              Title: Senior Vice President & CFO

Attest: /s/ David M. Becker
Title: VP - General Counsel